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                                                                    Exhibit 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors of
     American Property Investors, Inc.

We have issued our report dated April 27, 2005 accompanying the balance sheet of American Property Investors, Inc. as of December 31, 2004, which is included in this Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."


                                      /s/ GRANT THORNTON LLP


New York, New York
June 20, 2005